UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

FLUENCE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
(Address of principal executive offices) (Zip Code)

(833) 358-3623
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Fluence Energy, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on March 22, 2024 (the “Original Form 8-K”). The Original Form 8-K was filed to report the results of the Company’s 2024 Annual Meeting of Stockholders held on March 20, 2024 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to the frequency of future stockholder advisory votes regarding the compensation of the Company’s named executive officers. Except as set forth herein, no other changes have been made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Consistent with the recommendation of the Company’s Board of Directors (the "Board"), a majority of the votes at the Annual Meeting were cast in favor of conducting future advisory votes on executive compensation on an annual basis. In light of these results, the Board has determined to hold an annual stockholder advisory vote on executive compensation until the the next required advisory vote on the frequency of stockholder votes on executive compensation or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company and its stockholders. The next advisory vote on the frequency of stockholder votes on executive compensation is required to occur no later than the Company’s annual meeting of stockholders in 2030.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: May 10, 2024	By:	/s/ Francis A. Fuselier
Francis A. Fuselier
Senior Vice President, General Counsel and Secretary